EXHIBIT 10.53

Loan Contract

2006 Nian Min Jin Fen Jie Zi 009

CHINA MINSHENG BANKING CORP., LTD.

Loan Contract

Borrower: Pemstar (Tianjin) Enterprise Co., Ltd..(hereinafter called “Party A”)

Domicile: Yat-Sen Scientific & Industrial Park, Wuqing Development Area, Tianjin

Postcode: 301726

Legal Representative: Roy A. Bauer

Tel: 82172083

Fax: 82110486

Bank of Deposit: Tianjin Branch, China Minsheng Banking Corp., Ltd.

Account No.: 2101014180000479

Lender: Tianjin Branch, China Minsheng Banking Corp., Ltd.(hereinafter called “Party B”)

Domicile:

Postcode:

Legal Representative/Chief Officer:

Tel:

Fax:

This Contract is made by and between Party A and Party B through friendly negotiations in accordance with relevant current laws and regulations of the People’s Republic of China.

Chapter I Type of Loan

Article 1

Party B shall, in accordance with the provisions of this Contract, extend to Party A a     ☑  Short term loan    ☐  Medium term loan    ☐  Long term loan.

Chapter II Purpose of Loan

Article 2

The Loan under this Contract shall be used as circulating fund. Party B shall not change the purpose of the loan specified in this Contract without Party A’s written consent.

Article 3

The amount of the Loan under this Contract shall be (in words): RMB Thirty million

Article 4

The term of loan hereunder shall be 6 months from Mar-02-2006 (stipulated date of issue) to Sep-02-2006 (stipulated date of maturity). In case the actual date of issue shall be different from the above stipulated date of issue, the latter shall prevail. The above stipulated term of loan shall remain unchanged and the date of maturity shall automatically change accordingly.

In case Party A shall require extension of the term of loan, he shall submit “Application for Extension of Term of Loan” to Party B 30 days before this Contract expires and the parties shall sign an “Agreement on Extension of Term of Loan” examined and approved by Party B; in case Party B shall not agree to the extension, the term of loan shall not be extended and Party A shall repay Party B the loan in full in accordance herewith.

Chapter IV Calculation of Interest

Article 5

5.1 The interest rate of the loan hereunder shall be 5.22% (that is, floating     % [upward] [downward] from the loan interest rate for the same period published by the People’s Bank of China on the date of issue of the loan.); the date of issue of the loan refers to the date of issue of the loan stated in the receipt of loan or the date on which Party B issues the loan to Party A’s account or an account designated by Party A. In case the two aforesaid dates shall differ, the date on which Party B pays the loan shall prevail.)

5.2 The principal of the loan hereunder shall be deemed as taken out and used by Party A upon issuance and shall accrue interest from the date of issue of the loan. Party A shall, on each interest settlement date, pay Party B the interest accrued from the following day of the last interest settlement date (or date of issue of the loan) (inclusive) to the current interest settlement date (inclusive) and the principal mature on the current interest settlement date (if any). Irrespective of whether a date of interest settlement is a banking day Party A shall deposit an amount of money on his repayment account sufficient for covering the amount due before such date so that Party B can deduct the amount due on the interest settlement date; in case the amount deposited on the repayment account shall not be sufficient for deducting the amount due, Party B shall be construed as in arrears of repayment and shall pay Party B overdue interest and compound interest at overdue interest rate starting from the interest settlement date.

5.3 The interest on the loan hereunder shall be accrued and settled in manner (2) of the following:

(2) The interest shall be accrued and calculated on a monthly basis and settled on a quarterly basis on the 20th day of the last month of the quarter with the last interest settlement date being the maturity date of the loan.

In case that the loan hereunder shall be misappropriated or overdued, the penalty interest, overdue interest and compound interest shall be accrued and calculated on a monthly basis.

5.4 In case Party A shall fail to pay any interest / principal of the loan as scheduled, Party B shall calculate and charge an overdue interest on the overdue interest / principal at the rate 30% up-floated above the Contractual loan interest rate (referred to as “overdue interest rate”) starting from the date on which such interest / principal shall become due. [Note: The proportion of interest rate up-floating in this paragraph is between 30%~50%]

5.5 In case Party A shall fail to use any part of the loan hereunder according to its stipulated purpose, Party B shall calculated and charge a penalty interest at the rate 50% up-floated above the Contractual loan interest rate (referred to as “penalty interest rate”) starting from the date on which such part of the loan shall become overdue and may attach other responsibilities for breach of contract and shall have the right to declare the entire or part of the undue loan to be due immediately at any time. [Note: The proportion of interest rate up-floating in this paragraph is between 50%~100%]

5.6 In case the People’s Bank of China makes any adjustment to the abovementioned ruling rate of interest after the loan has been issued, the interest rate of the loan hereunder shall automatically float [upward][downward] by     % and shall be effective as of the day following the first interest settlement date for the month in which the adjustment is made (in case such adjustment shall happen on a interest settlement date, the automatically adjusted interest rate for the loan hereunder shall be effective as of the day following that interest settlement date). The interest shall be accrued and calculated starting from the same day when the adjust interest rate becomes effective.

When the interest rate for the loan hereunder shall be adjusted, the penalty interest rate and the overdue interest rate shall be automatically adjusted accordingly and shall be effective simultaneously with the interest rate for the loan hereunder.

The parties shall not require to sign any agreement on the interest rates adjusted under this paragraph and neither party shall be required to have the consent of or notify the other party, neither shall it be necessary to notify or have the consent of the guarantor.

Chapter V Drawing of the Loan

Article 6

Party A shall draw the loan hereunder  ☑  in lump sum on Mar-02-2006 in several installments in accordance with the dates and amounts specified in Exhibit 1. In case of drawing the loan in installments, the date on which the first installment of loan is drawn shall be the initial date for the period of the loan under Article 4 hereof. The maturity date of each installment drawn shall not be later than the maturity date of loan under Article 4 hereof.

Chapter VI Repayment of the Loan

Article 7

7.1	Party A shall repay the principal of the loan ☑ in lump sum on the date of maturity. ☐ in several installments in accordance with the dates and amounts specified in the Exhibit 2.

7.2	Party B shall directly deduct and receive the principal of the loan repayable and the interest, overdue interest, compound interest, penalty and other expenses payable by Party A hereunder from the Party A’s account maintained with any operation establishments of China Minsheng Banking Corp. Limited.

7.3	If Party A intends to repay ahead of schedule, he shall do so only when there is not any matter of overdue payment and he has obtained Party B’s written consent. In such cases, he shall file an application with Party B for that purpose 10 banking days in advance. Where Party B approve Party A to repay ahead of schedule, the interest on the loan shall be calculated and charged on the basis of the actual days of usage of the loan and at the contractual loan interest rate provided herein.

Article 8

Party B shall have the right to declare that the loan be mature immediately any of the following events shall happen and recover the part of the loan already issued ahead of schedule, stop the issuing of the rest of the loan and take actions according to law:

8.1	where Party A shall fail to use the loan or pay the principal, interest and/or any other amounts payable in accordance with the provisions hereof;

8.2	where, during the validity of this Contract, any event that may endanger the security of loan shall happen due to bad operation and management, including losses or false profit or being involved in a dispute over obligation, or the dissolution, cancellation or withdrawal of business license or stop of operation shall happen to the Guarantor, or damage or loss of collaterals or any other event shall happen.

8.3	where Party A shall provide Party B with false balance sheet and profit and loss statement or those in which important facts are concealed, or refuse to receive Party B’s supervision on Party A’s usage of the loan and production, operation and financial activities.

8.4	where Party A shall expressly represent or indicate with his actions that he will not fulfill any of his obligations hereunder or the Guarantor shall fail to fulfill any of the obligations under the Guarantee Contract.

Chapter VII Security

Article 9

To ensure that the loan hereunder be paid off, Party A and Party B have agreed to adopt one or more of the following forms of security:

☐	Guaranty, refer to the “Guaranty Contract” numbered ;

☐	Hypothecation, refer to the “Hypothecation Contract” numbered ;

☐	Mortgage, refer to the “Mortgage Contract” numbered ;

If the parties have signed a “Contract on Comprehensive Line of Credit”, then they shall adopt one or more of the following forms of security:

☐	Guaranty, refer to the “Maximum Amount Guaranty Contract” numbered ;

☐	Hypothecation, refer to the “Maximum Amount Hypothecation Contract” numbered ;

☐	Mortgage, refer to the “Mortgage Contract” numbered ;

Chapter VIII Rights and Obligations of the Parties

Article 10

Party A’s Rights and Obligations:

10.1	Party A shall guarantee that the use of the loan hereunder shall be in compliance with relevant laws, regulations, administrative rules, rules of the sector and trade and Party A’s article of association or equivalent documents and all necessary licenses or authorizations have been obtained for such use.

10.2	Party A shall guarantee to provide true and valid information for and in the process of loan approval.

10.3	Party A shall accept Party B’s investigation, questioning and supervision on Party A’s use of the loan hereunder.

10.4	Party A shall actively cooperate with Party B in Party B’s investigation, questioning and supervision on Party A’s production, operation and financial situation and shall furnish Party A with copies of financial statements including balance sheets, profit and loss statement and cash flow statements on time.

10.5	Party A shall immediately notify Party B in writing in case any event that constitutes a danger to Party B’s normal operation or to Party B’s performance of his obligation to repay hereunder shall happen.

10.6	In case Party A shall take any action such as merge, scission, annexation, remolding with the stock system, contracting, lease, transfer of assets, pooling, making investment, application for suspension of operation for internal rectification, application for dissolution, application for bankruptcy or any other action that is sufficient to cause a change to the relationship between the creditor’s rights and debts or Party B’s rights and interests hereunder. Party A shall given Party B prior written notice of such matters and obtain Party B’s written consent; otherwise, Party A shall take any of abovementioned actions.

10.7	In case Party A shall change its domicile, name or legal representative, he shall give Party B 30 day’s notice about such change(s).

10.8	Party A shall not provide guarantee exceeding his net value of assets to a third party before he has paid off the loan and interest hereunder.

10.9	Party A shall obtain Party B’s written consent should he intend to transfer his liabilities hereunder to a third party.

Article 11

Party B’s Rights and Obligations:

11.1	Party B shall guarantee to issue the loan to Party A in accordance with relevant laws and regulations and that the signing of this Contract has been duly authorized.

11.2	Party B shall guarantee to issue the loan to Party A in full amount and as scheduled under the prerequisite that Party A has fully performed his obligations hereunder and satisfied the conditions for issuing the loan.

11.3	Party B shall keep Party A’s information confidential, including information about Party A’s liabilities, financial, production and operation data and information, except as otherwise provided for in law and regulations.

11.4	If Party A shall change his domicile during the term of this contract, he shall timely publicize an announcement for the change of address.

11.5	It shall not be necessary for Party B to obtain Party A’ consent if Party B intends to transfer his creditor’s right hereunder, but Party B shall notify Party B of such transfer after the contract for the transfer of creditor’s right is signed.

11.6	The money that Party A shall pay (including the money that Party B shall obtain hereunder) shall be used for clearing off the creditor’s right in the following sequence: (1) expenses for recovering creditor’s right and security interest; (2) compensation for damage; (3) penalty for breach; (4) compound interest; (5) overdue interest and penalty interest; (6) interest; (7) the principal. Party B shall have the right to change the sequence.

Chapter IX Liabilities for Breach of Contract

Article 12

12.1.	Both parties shall perform their respective obligations hereunder; failure of a party to perform or to fully perform any his obligations hereunder shall constitute a breach to this Contract and the breaching party shall bear liabilities for such breach.

12.2.	In case Party A shall fail to handle procedures for taking out the loan at Party B’s office as scheduled herein, Party B shall have the right to charge Party A an overdue interest as penalty calculated on the basis of the amount in breach and the number of days later than scheduled; if Party A shall fail to take the loan out for more than 30 days (including holidays and weekends), Party B shall be entitled to dissolve this Contract.

12.3.	In case Part A shall fail to repay any sum due and payable as scheduled, Party B shall have the right to charge Party A the interest and compound interest as provided in this Contract.

12.4.	In case Party B shall have to realize his creditor’s right through litigation due to Party A’s reasons, Party A shall bear the expenses of Party B

12.5.	Where Party A has fully satisfied the provisions of this Contract but Party shall fail to provide Party A with the loan in accordance with the provisions hereof, Party A shall have the right to charge Party B a penalty on calculated at the overdue interest rate based on the amount in default and the number of days overdue.

Chapter X Effectiveness of This Contract

Article 13

This Contract shall come into effect immediately it is signed by the legal representatives / chief officer or their authorized proxies of both parties and affixed official seals of both parties; however, Party B shall not have the obligation to issue the loan before Party A and his Guarantor (if any) have signed the Guarantee Contract and gone through formalities stipulated therein.

Chapter XI Alteration and Termination of This Contract

Article 14

Neither party shall alter or terminate this Contract before it expires without the consent of the other party; any alteration to or early termination of this Contract shall be subject to written consent of both parties.

Chapter XII Settlement of Disputes

Article 15

Any and all disputes arising from or in connection with this Contract shall be first settled between the parties through friendly negotiations. If no settlement can be reached through negotiations, the disputes shall be settled through lawsuit at the court at Party B’s location.

Article 16

This is a contract for a specific transaction under Contract of Comprehensive Line of Credit numbered (2005) (Tianjin Branch)No. (038).

Article 17

All notices given hereunder shall be deemed given immediately if delivered by telegraph or facsimile or on the fourth day if delivered by mail.

Article 18

Other matters agreed between the parties:

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Article 19

This Contract is executed in triplicate having equal legal effectiveness, of which Party A, Party B and      shall respectively hold one.

Article 20

At the time of signing hereof, Party B has made detailed clarification and explanation to Party A on all the terms and conditions hereof and both parties have no objection to any of the terms and conditions hereof and have correct and accurate understanding on

Article 21

This Contract is signed on Mar-02-2006 in TianJin

Party A:	Seal:

Legal Representative:	(Signature or Seal)

(or Authorized Proxy)

Party B:	Seal:

Legal Representative/Chief Officer: (or Authorized Proxy)	(Signature or Seal)